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                                                              EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The E.W. Scripps Company and subsidiary companies on Form S-4 of our report dated January 26, 1994 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the changes in accounting for certain investments and for post-retirement benefits other than pensions) appearing in the Annual Report on Form 10-K of The E.W. Scripps Company and subsidiary companies for the year ended December 31, 1993. Additionally, we consent to the incorporation by reference in this Registration Statement of The E.W. Scripps Company and subsidiary companies on Form S-4 of our report dated January 26, 1994, appearing in the Annual Report on Form 10-K of Scripps Howard Broadcasting Company and subsidiary companies for the year ended December 31, 1993.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE

Cincinnati, Ohio
July 8, 1994

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                                                                EXHIBIT 23.03

                           CONSENT OF LEHMAN BROTHERS
                           --------------------------

We consent to the references to our firm in the Registration Statement on Form S-4 of The E. W. Scripps Company and to the filing of our opinion, dated _____, 1994, as an annex to the amended Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                LEHMAN BROTHERS, INC.


                                                By:  /s/ Kevin R. Genirs
                                                     -------------------------
                                                     Kevin R. Genirs
                                                     Vice President and
                                                     Associate General Counsel


New York, New York

July 11, 1994